                                  Exhibit 11
               STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
                             Pitt-Des Moines, Inc.

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
                                                                      Years Ended December 31,
                                                                   1996         1995         1994
                                                                -----------  -----------  -----------
Primary
 Average shares outstanding                                       3,484,552    3,482,290    3,485,476
 Dilutive stock options based on
   treasury stock method using
   average market price                                              41,552       13,223        2,549
                                                                -----------  -----------  -----------
                                                                  3,526,104    3,495,513    3,488,025
                                                                ===========  ===========  ===========
 Income from continuing operations                              $12,551,221  $13,019,460  $11,979,821
 Income from discontinued operations, net of taxes                        -            -       80,362
                                                                -----------  -----------  -----------
 Net income                                                     $12,551,221   13,019,460  $12,060,183
                                                                ===========  ===========  ===========

 Income per common share:
  Continuing operations                                         $      3.56  $      3.72  $      3.44
  Discontinued operations                                               .00          .00          .02
                                                                -----------  -----------  -----------
 Net income per common share                                    $      3.56  $      3.72  $      3.46
                                                                ===========  ===========  ===========



Fully Diluted
 Average shares outstanding                                       3,484,552    3,482,290    3,485,476
 Dilutive stock options based on treasury stock
   method using greater of year-end or average
   market price                                                      44,002       17,102        2,549
                                                                -----------  -----------  -----------
                                                                  3,528,554    3,449,392    3,488,025
                                                                ===========  ===========  ===========
 Income from continuing operations                              $12,551,221  $13,019,460  $11,979,821
 Income from discontinued operations, net of taxes                        -            -       80,362
                                                                -----------  -----------  -----------
 Net income                                                     $12,551,221  $13,109,460  $12,060,183
                                                                ===========  ===========  ===========

 Income per common share:
  Continuing operations                                         $      3.56  $      3.72  $      3.44
  Discontinued operations                                               .00          .00          .02
                                                                -----------  -----------  -----------
 Net income per common share                                    $      3.56  $      3.72  $      3.46
                                                                ===========  ===========  ===========
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